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                                                                       EXHIBIT 8

                  [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]


December 19, 1997


VIB Corp
2415 La Brucherie Road
Imperial, California  92251

RE:     REGISTRATION STATEMENT ON FORM S-4
        VIB CORP
        FEDERAL INCOME TAX CONSEQUENCES

To whom it may concern:

We have acted as accountants to VIB Corp (the "Holding Company") in connection with the Holding Company's preparation of the Prospectus included within the Holding Company's Registration Statement on Form S-4, filed with the United States Securities and Exchange Commission. In that capacity, we hereby confirm to you our opinion as set forth under the caption "Bank Holding Company Reorganization - Federal Income Tax Consequences".

We hereby consent to the use of our name in the Prospectus under the heading "Bank Holding Company Reorganization - Federal Income Tax Consequences".

Sincerely,


/s/ DAVID L. DAYTON
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David L. Dayton
for Vavrinek, Trine, Day & Co., LLP

DLD:cw